ConAgra Foods Retirement Income Savings Plans
Salaried Employees
Hourly Rate Production Employees

Notes to Financial Statements
Years Ended December 31, 2013 and 2012

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ConAgra Foods, Inc.

We consent to the incorporation by reference in Registration Statements (Nos. 2-96891, 2-81244, 33-15815, 33-28079, 333-17573, 33-48295 and 33-50113) on Form S-8 of ConAgra Foods, Inc. of our reports dated June 26, 2015, relating to our audits of the financial statements and supplemental schedules of the ConAgra Foods Retirement Income Savings Plan for Salaried Employees and the ConAgra Foods Retirement Income Savings Plan for Hourly Rate Production Employees which appear in this annual report on Form 11-K of the ConAgra Foods Retirement Income Savings Plan for Salaried Employees and the ConAgra Foods Retirement Income Savings Plan for Hourly Rate Production Employees for the year ended December 31, 2014.

/s/ McGladrey LLP

Omaha, Nebraska
June 26, 2015

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